FIRST GUARANTY AMENDMENT


                                                    As of December 18, 1997

       Hondo Magdalena Oil & Gas Limited
       c/o Hondo Oil & Gas Company
       10375 Richmond Avenue, Suite 900
       Houston, Texas 77042

            Re:  Guaranty

       Gentlemen:

          As you know, London Australian & General Property Company Limited is in the process of amending its existing Amended and Restated Revolving Credit Agreement, dated as of July 2, 1997 (as currently in effect, the "Existing Loan Agreement"), with Hondo Oil & Gas Company (the "Borrower"), which you guarantied pursuant to your Guaranty executed and delivered as of July 2, 1997 (as currently in effect, the "Existing Guaranty") in our favor (as assignee of Thamesedge Ltd., the "Original Lender"). Under the proposed amendment, among other things (a) the
       Commitment and, accordingly, the principal amount subject to the Guaranty, is being increased to $35,000,000 (including $7,500,000 that may represent interest added to principal), (b) an Event of Default is being added to the Existing Loan Agreement to the effect that it shall be an Event of Default if the Borrower shall have failed to furnish to Lender, by October 1, 1998, a proved gas reserve report of Netherland, Sewell & Associates that shows that a minimum of 13,000,000 mcf (25%) of proved gas reserve exists, which are subject to the Opon Association Contract in which Hondo Magdalena then participates, above the proved gas reserve of 52,475,554 mcf at September 30, 1997 and (c) the definition of the term "Credit Documents" is being amended to include that certain Security Agreement dated May 13, 1997, as amended as of the date hereof (as same may be supplemented, modified, amended or restated from time to time).

          We understand that you have reviewed a copy of the final version of the proposed First Amendment to the Existing Loan Agreement, including, without limitation, the proposed Amended and Restated Promissory Note relating thereto and the Security Agreement (collectively, the "Loan Agreement Amendments"). Capitalized terms used but not defined in this letter are used as they are defined in the Existing Guaranty. For all purposes, "Guaranty" means the Existing Guaranty, as modified by this letter, and as the same may be further supplemented, modified, amended and restated from time to time in the manner provided therein.

          Please execute this letter to acknowledge your agreement to the Loan Agreement Amendments and that your guarantee and other obligations under the Guaranty remain and continue in full force and effect both before and after giving effect to the Loan Agreement Amendments and related documentation (including, without limitation, the matters set forth in this letter). Our request to you in this instance does not obligate us to notify you or seek your consent in the future as to any amendment or other matter where (pursuant to your Guaranty, or otherwise) such notice or consent is not required.





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          Your  signature,  where indicated  below,  also will  constitute  your acknowledgment of and agreement to the following modifications to the Existing Guaranty (without limiting the prior paragraph of this letter):

              i. London Australian & General Property Company Limited has become the "Lender" for purposes of the Existing Loan Agreement, as amended by the Loan Agreement Amendments, the Guaranty and the other Credit Documents;

              ii. The Guaranty now covers, among other things, all amounts borrowed and to be borrowed (and interest thereon) under the Existing Loan Agreement, as amended by the Loan Agreement Amendments;

              iii. You  represent  and warrant  that  your  representations  and warranties set forth in the Existing Guaranty are true and correct in all material respects on and as of the date of this letter, after giving effect hereto, with the same effect as though those representations and warranties had been made on and as of the date hereof; and

              iv. Section 7 of the Existing Guaranty is amended to read as follows:

              "SECTION 7.    Consent to Jurisdiction; Waiver of Immunities.

                 (a) Guarantor hereby irrevocably submits to the jurisdiction of any New York or federal court sitting in New York in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York or federal court. The Guarantor hereby irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby irrevocably appoints John J. Hoey (the "Process Agent"), with an office on the date hereof at Hondo Oil & Gas Company, 10375 Richmond Avenue, Suite 900, Houston, TX 77042, telephone (713) 954-4600, telecopier (713) 954-4601, as its agent to receive, on behalf of the Guarantor and its property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's address above, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Guarantor at its address specified in Section 11. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (b) Nothing in this Section shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdictions.


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                 (c)  To the extent that Guarantor has or hereafter may  acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to Guarantor or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty."

              v. Notices, requests  and demands to the  Lender, as set forth  in
                 Section 11 of the Existing Guaranty, shall be in writing and shall be effective when delivered to the Lender at London
                 Australia & General Property Company, Four Grosvenor Place, London, SW1X 7DL, England, telephone 011-44-171-201-6000, telecopier 011-44-171-201-6100, Attention: R. E. Whitten, with a copy to Rudolph H. Funke, Esq. at 805 Third Avenue, 18th Floor, New York, NY 10022, telephone 212-715-7001, telecopier 212-838-8141.

              vi.     This Guaranty shall be  governed by the laws of the  State of New York (other than those that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend
                 (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York.

              Your signature, where indicated below, also will constitute your acknowledgment of and agreement and certification that: (a) pursuant to the Existing Loan Agreement, the Lender has made Advances (as defined) to the Borrower that are outstanding as of the date of this letter in the aggregate principal amount of $18,866,026.56 (including $1,166,026.56 of interest added to principal); (b) the obligations of the Borrower to repay all Advances (including those to be made pursuant to the Loan Agreement Amendments) with interest, to the Lender and to perform or otherwise satisfy all other obligations, as well as the security interests in the Collateral (as defined in the Security Agreement) granted by the Borrower to the Lender, (i) each remain and shall continue in full force and effect, both before and after giving effect to the transactions contemplated by this letter, (ii) are not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination, and (iii) are and shall continue to be governed by the terms and provisions of the Existing Loan Agreement and other Credit Documents, as amended by the Loan Agreement Amendments and as same may be supplemented, modified, amended or restated in the future; (e) your absolute, unconditional and irrevocable guarantee to the Lender of the full and punctual payment and satisfaction of the foregoing and any and all other obligations the Borrower (i) remains and shall continue in full force and effect, both before and after giving effect to the transactions contemplated by this letter, (ii) is not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination, and
       (iii) is and shall continue to be governed by the terms and provisions of the Existing Guaranty and other Credit Documents as supplemented, modified and amended.


                                          Very truly yours,



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                                          LONDON AUSTRALIAN & GENERAL
                                          PROPERTY COMPANY LIMITED


                                          By:  /s/ R. E. Whitten
                                               -------------------------------



       ACKNOWLEDGED AND AGREED:

       HONDO MAGDALENA OIL & GAS LIMITED


         /s/ John J. Hoey
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